UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Entry into a Material Definitive Agreement.
Item 7.01.	Regulation FD Disclosure.

On April 28, 2022, Ampio Pharmaceuticals, Inc. (the “Company”) held a conference call at 8:00 a.m. Eastern Time discussing the update from the Food and Drug Administration with respect to its AP-013 study. The information provided in that conference call is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Form 8-K is furnished under “Item 7.01 Regulation FD Disclosure” and Exhibit 99.1, attached hereto, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.

Cautionary Note Regarding Forward Looking Statements

The Company's statements in this Form 8-K that are not historical fact, and including, but not limited to, statements that relate to future plans or events or are conditional in nature, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe,"" may", "will", "should", "forecast", "could", "expect", "suggest", "plan," "believe", "estimate", "continue", "anticipate"," and "intend", "ongoing", "opportunity", "potential", "predicts", "seek", "plan,", or similar expressions words. These forward-looking statements include statements regarding the Company's expectations and plans with respect to Ampion and its classification, as well as those associated with regulatory approvals and other FDA decisions, clinical trials (and FDA's decisions regarding such trials), results of safety profiles, and decisions and changes in business conditions and capital requirements and similar events and the likelihood and timing of Ampion's approval as a novel biologic under the BPCIA, all of which are inherently subject to various risks and uncertainties. The risks and uncertainties involved include those detailed from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation, under the Company's Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Such risks include, but are not limited to: our ability to fund our operations, including our ability to access funding through our "at-the-market" equity offering or through other equity or debt offerings; our ability to retain key employees, consultants, and advisors and to attract, retain and motivate qualified personnel; the progress and results of clinical trials for Ampion and additional costs or delays associated such trials, including with respect to AP-013; the significant competition in the search for a successful treatment for the novel Coronavirus Disease 2019 ("COVID-19"); our ability to enroll hospitalized patients in our Phase 1 and 2 trials of Ampion for the treatment of COVID-19 given the unplanned variability of the virus, vaccine rates and mutations in the virus in certain geographies; our ability to receive regulatory approval for and sell the products that we are developing for the treatment of COVID-19; our reliance on third parties to conduct our clinical trials resulting in costs or delays that prevent us from successfully commercializing Ampion; competition for patients in conducting clinical trials, delaying product development and straining our limited financial resources; the risk and costs associated with our decision to terminate enrollment in the Phase 3 clinical trial for treatment of severe Osteoarthritis of the Knee due to considerations relating to the COVID-19 pandemic, and the risk that the data is not accepted by the FDA; our ability to navigate the regulatory approval process in the U.S. and other countries, and our success in obtaining required regulatory approvals for Ampion on a timely basis; commercial developments for products that compete with Ampion; the actual and perceived effectiveness of Ampion, and how Ampion compares to competitive products; adverse effects and the unpredictable nature of the ongoing COVID-19 pandemic; adverse developments in our research and development activities; potential liability if any of our product candidates cause illness, injury or death, or adverse publicity from any such events; our ability to operate our business efficiently, manage capital expenditures and costs (including general and administrative expenses) and obtain financing when required; and our expectations with respect to future licensing, partnering or other strategic activities. The Company undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Contents of conference call, April 28, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: April 28, 2022	By:	/s/ Daniel G. Stokely
Name: Daniel G. Stokely
Title: Chief Financial Officer and Secretary